As filed with the Securities and Exchange Commission on November 19, 1997

                                                       Registration No. 333-
===============================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                      ----------

                                       FORM S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                      ----------

                                TIPPERARY CORPORATION
                (Exact name of registrant as specified in its charter)

            Texas                                     75-1236955
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                    Identification No.)

                          633 Seventeenth Street, Suite 1550
                         Denver, Colorado                     80202
               (Address of Principal Executive Offices)     (Zip Code)
                                      ---------

                              1995 COMPENSATORY WARRANT
                               (Full title of the plan)
                                      ---------

                            David L. Bradshaw, President
                               Tipperary Corporation
                         633 Seventeenth Street, Suite 1550
                               Denver, Colorado 80202
                      (Name and address of agent for service)

                                    (303) 293-9379
            (Telephone number, including area code, of agent for service)
                                      ---------

                                      Copies to:
                                Reid A. Godbolt, Esq.
                                 Jones & Keller, P.C.
                              1625 Broadway, Suite 1600
                                Denver, Colorado 80202
                                    (303) 573-1600
                                      ---------
                           CALCULATION OF REGISTRATION FEE


  Title of                    Proposed maximum   Proposed Maximum    Amount of
Securities to    Amount to     offering price   aggregate offering  registration
be registered  be registered     per share              price          Fee(1)
-------------  -------------  ----------------  ------------------  ------------

Common Stock,     50,000            $5.69            $284,500          $87
par value
$0.02 per
share


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

===============================================================================

                                        PART I

                 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Note: The documents containing the 1995 Compensatory Warrant information required by Part I of Form S-8 will be sent or given to the pertinent individual as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                      PROSPECTUS
                                      ----------

                                TIPPERARY CORPORATION
                 UP TO 50,000 SHARES OF COMMON STOCK, $.02 PAR VALUE
                                Issued Pursuant To The
                              1995 COMPENSATORY WARRANT

     This Prospectus relates to 50,000 shares of Common Stock, $.02 par value (the "Shares"), of Tipperary Corporation (the "Company") to be offered for the account of the Selling Shareholder (as defined in this Prospectus under "Selling Shareholder"). The Shares to which this Prospectus relates were issued pursuant to the exercise of a warrant granted to the Selling Shareholder. The Selling Shareholder may offer to sell the Shares covered by this Prospectus from time to time at prices and upon terms then obtainable in (i) ordinary brokers' transactions, (ii) block transactions in accordance with the rules of the American Stock Exchange, (iii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus, or
(iv) a combination of any such methods of sale in each case at market prices. See "Plan of Distribution." The Selling Shareholder and any broker-dealers who participate in sales of Shares covered by this Prospectus may be deemed to be statutory underwriters within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Commissions paid or discounts or concessions allowed to any such broker-dealers by any person, any profits received from reselling the Shares covered by this Prospectus if any such broker-dealers purchases any such Shares as a principal, may be deemed to be underwriting discounts and commissions under the Securities Act. The Company will bear all expenses incident to the registration and qualification of the Shares under the Securities Act of 1933, as amended, and state securities laws, on behalf of the Selling Shareholder. The Company will receive no proceeds from sales by the Selling Shareholder. See "Use of Proceeds."

     The Common Stock is traded on the American Stock Exchange under the symbol TPY. On November 18, 1997, the last reported closing price of the Common Stock on the American Stock Exchange was $5.375.

                                      ---------

THE SECURITIES OFFERED HEREBY ENTAIL CERTAIN RISKS WHICH SHOULD BE CONSIDERED BY INVESTORS. SEE "RISK FACTORS."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                      ---------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER WILL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE COMPANY'S AFFAIRS SINCE THE DATE OF THIS PROSPECTUS OR THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                   The date of this Prospectus is November 19, 1997

                                  TABLE OF CONTENTS

                                                                           Page

AVAILABLE INFORMATION                                                         3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                               3

THE COMPANY                                                                   4

RISK FACTORS                                                                  5

USE OF PROCEEDS                                                               8

SELLING SHAREHOLDER                                                           9

PLAN OF DISTRIBUTION                                                          9

LEGAL MATTERS                                                                 9

EXPERTS                                                                       9

                                AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission" or "SEC"). Such reports, proxy and information statements, and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission in Washington D.C. and at the following regional offices: 7 World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site (http://www.sec.gov) at which reports, proxy and information statements and other information regarding the Company may be accessed.

     The Company has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended (the "Act"), with respect to the securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and the exhibits thereto, which are available for inspection at no fee at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Copies of the foregoing material can also be obtained at prescribed rates from the Public Reference Section of the Commission, Washington, D.C. 20549.

     The Company's Common Stock is listed on the American Stock Exchange under the symbol TPY, and in accordance therewith, the Company files periodic reports, proxy statements and other information with the American Stock Exchange. Such reports and other information concerning the Company can be inspected at the American Stock Exchange, 86 Trinity Place, New York, New York 10006-1881.

     The Company furnishes to its stockholders annual reports containing financial statements audited by its independent accountants and quarterly reports containing unaudited financial statements for the first three quarters of each fiscal year.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference:

     1. the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996;

     2. the Company's Quarterly Reports on Form 10-Q for the periods ended December 31, 1996, March 31, 1997 and June 30, 1997;

     3. the description of the Common Stock, par value $.02 per share, of the Company (the "Common Stock") set forth in the Registration Statement on Form 8-A filed under the Exchange Act dated April 1, 1992 and declared effective by the Commission on April 15, 1992, including any amendment or report filed for the purpose of updating such description.

     4.   Current Report on Form 8-K dated May 20, 1997.

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereafter referred to as "Incorporated Documents").

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, including any beneficial owner, on the written or oral request of any such person, a copy of any and all of the Incorporated Documents, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference therein. Requests shall be directed to Tipperary Corporation, 633 Seventeenth Street, Suite 1550, Denver, Colorado 80202, Attention: David L. Bradshaw, President and Chief Executive Officer (telephone number (303) 293-9379). The information relating to the Company contained in this Prospectus does not purport to be comprehensive and should be read together with the information contained in the Incorporated Documents.

     INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS INCLUDES "FORWARD LOOKING STATEMENTS," WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," "WILL," "EXPECT," "ANTICIPATE," "ESTIMATE," OR "CONTINUE," OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY. THE STATEMENTS IN "RISK FACTORS" BEGINNING ON PAGE 5 OF THE PROSPECTUS AND OTHER STATEMENTS AND DISCLAIMERS IN THE PROSPECTUS CONSTITUTE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS, INCLUDING CERTAIN RISKS AND UNCERTAINTIES, WITH RESPECT TO SUCH FORWARD-LOOKING STATEMENTS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS.

                                     THE COMPANY

     The Company and its subsidiaries are principally engaged in crude oil and natural gas exploration, development and production within the United States and in Australia. The Company's primary areas of oil and gas production are in the Permian Basin and the Rocky Mountain and Mid-Continent areas of the United States and in Queensland, Australia, where it is involved in a coalbed methane project.

     THE FOLLOWING, WHICH BRIEFLY DISCUSSES CERTAIN PROJECTS AND RECENT DEVELOPMENTS, DOES NOT MENTION ALL OF THE COMPANY'S PRINCIPAL PROJECTS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS. THE READER IS ENCOURAGED TO REFER TO THE DOCUMENTS INCORPORATED BY REFERENCE FOR FURTHER INFORMATION AND A MORE COMPLETE DISCUSSION OF THE MATTERS DISCUSSED BELOW.

     COMET RIDGE PROJECT, QUEENSLAND, AUSTRALIA. In April 1992, the Company acquired a nonoperating interest in the Comet Ridge coalbed methane project in the Bowen Basin located in Queensland, Australia. The project involves a 1,088,000 acre Authority to Prospect ("ATP") granted by the State of Queensland. Since its original acquisition, the Company has acquired additional interests in the project, and presently the Company's interest bears 55.75% of capital costs and 52.5% of operating expenses and its net revenue interest is 46.22% prior to project payout. After project payout, the Company's interest bears 45.35% of capital and operating expenses and its net revenue interest is 39.99%. The co-venturers conducting the project have constructed a gathering system to transport gas from the individual wells to a connecting pipeline. The co-venturers also have entered into negotiations with several companies interested in purchasing gas from the property.

     ALABAMA NATURAL GAS LIQUIDS FRACTIONATING PLANT. On September 30, 1997, the Company sold its interests in the Alabama natural gas liquids ("NGL") fractionating plant for $1.8 million in cash to another member of the venture. The value of the Company's investment in the NGL plant was written down during the third and fourth quarters of fiscal 1997 to approximately the amount for which such interests were ultimately sold.

     The Company was organized as a Texas corporation in January 1967. The Company's executive offices are located at 633 Seventeenth Street, Suite 1550, Denver, Colorado 80202, and its telephone number is (303) 293-9379.

                                     RISK FACTORS

     The following factors should be considered carefully before purchasing the Shares offered by this Prospectus.

GENERAL INDUSTRY CONSIDERATIONS

     VOLATILITY OF OIL AND GAS PRICES AND MARKETS. The Company's revenues and earnings are determined, to a large degree, by prevailing prices for oil and gas. Historically, oil and gas prices and markets have been volatile and are likely to continue to be volatile. Prices for oil and gas are subject to wide fluctuations in response to relatively minor changes in supply of and demand for oil and gas, market uncertainty and numerous additional factors that are beyond the control of the Company.

     DRILLING AND OPERATING RISKS. The Company's oil and gas operations are subject to all of the risks and hazards typically associated with drilling for, and production and transportation of, oil and gas. These risks include the necessity of spending large amounts of money for identification and acquisition of properties and for drilling and completion of wells. In the drilling of exploratory or development wells, failures and losses may occur before any deposits of oil or gas are found. The presence of unanticipated pressure or irregularities in formations, blow-outs or accidents may cause such activity to be unsuccessful, resulting in a loss of the Company's investment in such activity. If oil or gas is encountered, there can be no assurance that it can be produced in economic quantities sufficient to justify the cost of continuing such operations or that it can be marketed satisfactorily.

     OPERATING HAZARDS AND UNINSURED RISKS. The oil and gas business involves a variety of operating risks, including fire, explosion, pipe failure, casing collapse, abnormally pressured formations, and environmental hazards such as oil spills, gas leaks, and discharges of toxic gases. The occurrence of any of these events with respect to any property operated or owned (in whole or in part) by the Company could have a material adverse impact on the Company. The Company and the operators of its properties maintain insurance in accordance with customary industry practices and in amounts that management believes to be reasonable. However, insurance coverage is not always economically feasible and is not obtained to cover all types of operational risks. The occurrence of a significant event that is not fully insured could have a material adverse effect on the Company's financial condition.

     COMPETITION. The oil and gas industry is highly competitive. The Company competes in the areas of property acquisitions and the development and production of oil and gas with major oil companies and other independent oil and gas concerns, as well as with individual producers and operators. Many of these competitors have substantially greater financial and other resources than the Company.

     ENVIRONMENTAL AND OTHER GOVERNMENTAL REGULATION. Oil and gas operations in the United States are subject to various Federal, state and local governmental regulations. The production, handling, transportation and disposal of oil and gas and their by-products are subject to regulation under Federal, state and local environmental laws. To date, the Company has not been required to expend significant resources in order to satisfy applicable environmental laws and regulations applicable to domestic operations. However, compliance costs under existing legal requirements and under any new requirements that might be enacted could become material. Additional matters subject to governmental regulation in the United States include discharge permits for drilling operations, performance bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties and taxation. From time to time, Federal and state regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas.

     The regulation of the petroleum industry in Australia is similar to that of the United States and is imposed at both the commonwealth and state level. Regulations in Australia impose environmental, cultural heritage and native title restrictions on accessing resources. In addition, legislation in the State of Queensland regulates construction of pipelines and the royalties payable. The cost of complying with environmental and other regulations applicable to the Company's Australian operations cannot be estimated at this time.

SPECIFIC COMPANY CONSIDERATIONS

     UNCERTAINTY OF ESTIMATES OF RESERVES AND FUTURE NET REVENUES. Certain published materials of the Company contain estimates of the Company's oil and gas reserves and the discounted future net revenues from those reserves, as prepared by independent petroleum engineers and/or the Company. There are numerous uncertainties inherent in estimating quantities of proved oil and gas reserves, including many factors beyond the control of the Company. Those estimates are based on several assumptions that the SEC requires oil and gas companies to use, for example, constant oil and gas prices. Such estimates are inherently imprecise indications of future net revenues. Actual future production, revenues, taxes, operating expenses, development expenditures and quantities of recoverable oil and gas reserves might vary substantially from those assumed in the estimates. Any significant variance in these assumptions could materially affect the estimated quantity and value of reserves. In addition, the Company's reserves might be subject to revision based upon future production, results of future exploitation and development, prevailing oil and gas prices and other factors.

     OPERATING CAPITAL AND CASH FLOW. The Company anticipates that in order to pursue both its domestic and international projects, cash on hand, existing cash flows and bank financing will have to be supplemented with project financing and/or additional corporate debt or equity. The Company expects to continue to incur capital expenditures in excess of operating cash flows, which will further decrease its cash and temporary investments. The Company has minimal remaining unused borrowing capacity and is therefore attempting to establish additional oil and gas reserves through its exploitation and exploration projects which, if successful, could increase its borrowing base with the bank. Also, to offset the reductions in cash, the Company may seek to sell various properties. The Company is also exploring various capital raising options in order to proceed with its business plan. However, there can be no assurance that sufficient capital will be obtained from financing and sales transactions or, if obtained, that the transactions will be on terms acceptable to the Company or on a basis that meets the Company's objectives.

     The Company has entered into hedge positions to partially mitigate the effects of lower oil and gas prices and corresponding adverse effects on cash flow. Notwithstanding the Company's hedging activities, significant decreases in oil and gas prices could cause a significant reduction in cash flows available for the funding of capital projects, particularly in light of the Company's limited cash and cash equivalents, and could negatively impact the Company's efforts to secure new financing.

     AVAILABILITY OF NET OPERATING LOSS CARRYFORWARDS. As of September 30, 1997, the Company had net operating loss carryforwards for Federal income tax purposes of approximately $46.9 million, which expire at various dates through fiscal 2012 (subject to certain limitations). The utilization of these carryforwards effectively lowers the Company's current Federal income tax rate from approximately 35% to approximately 2%, and therefore provides a significant benefit to the Company to the extent it generates taxable income. Under complex Federal income tax rules, the

Company's net operating loss carryforwards would be subjected to an annual limitation should there be a change of over 50% in the stock ownership of the Company during any three-year period. For example, the annual use of the net operating loss carryforwards could be limited if the Company issued substantial amounts of Common Stock, or its largest stockholders sold substantial amounts of their Common Stock. Also, if the Company were to be acquired by a tender offer, merger, or similar transaction, the acquiror could be limited in its ability to utilize the loss carryforwards, and the purchase price for the Company could be adversely affected.

     DEPENDENCE UPON KEY MANAGEMENT. The operations of the Company are substantially dependent upon David L. Bradshaw, its President, Chief Executive Officer and a Director, and Jeff T. Obourn, its Senior Vice President - Operations. The Company has no key man life insurance on either Mr. Bradshaw or Mr. Obourn. The loss of services of any such person to the Company could have a material adverse impact on the Company.

     SHARES ELIGIBLE FOR FUTURE SALE. Sales of substantial amounts of Common Stock in the public market by officers, directors and principal stockholders of the Company through the exercise of registration rights or subject to compliance with certain volume limitations as prescribed by Rule 144 under the Act could adversely affect the market price for the Common Stock.

     CONTINUING CONTROL BY EXISTING PRINCIPAL STOCKHOLDERS AND MANAGEMENT. Existing principal stockholders and management own approximately 37% of the outstanding shares of Common Stock. Such persons are, as a practical matter, able to elect all members of the Company's Board of Directors and control the Company.

     FINANCIAL REPORTING IMPACT OF FULL COST METHOD OF ACCOUNTING. The Company follows the full cost method of accounting for its oil and gas properties.
Under such method, the net book value of properties on a country by country basis, less related deferred income taxes, may not exceed a calculated "ceiling." The ceiling is the estimated future after tax net revenues from proved oil and gas properties, discounted at 10% per year. In calculating discounted future net revenues, oil and gas prices in effect at the time of the calculation are held constant, except for changes which are fixed and determinable by existing contracts. The net book value is compared to the ceiling on a quarterly basis. The excess, if any, of the net book value above the ceiling is required to be written off as an expense. Under SEC full cost accounting rules, any write-off recorded may not be reversed even if higher oil and gas prices increase the ceiling applicable to future periods. Future price decreases could result in reductions in the carrying value of such assets and an equivalent charge to earnings.

     AUTHORIZED PREFERRED STOCK. The Company's Articles of Incorporation authorize the issuance of up to 10,000,000 shares of Cumulative Preferred Stock, par value $1.00 per share, and up to 10,000,000 shares of Non-Cumulative Preferred Stock, par value $1.00 per share. The Board of Directors of the Company has the authority to divide the two classes of Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of any such series. Such preferences could include, among other things, the establishment of dividends which must be paid prior to the declaration or payment of dividends or other distributions (including share repurchases) with respect to Common Stock. Moreover, other terms established by the Board of Directors, such as voting or liquidation rights, could adversely affect the rights of holders of Common Stock. In addition, the ability of the Board of Directors to issue Preferred Stock could impede or deter unsolicited tender offers or takeover proposals regarding the Company.

     FUTURE DILUTION. As of the date of this Prospectus, there were warrants and options outstanding to purchase 879,150 shares of the Common Stock of the Company representing 6.7% of its then outstanding shares of Common Stock. Of the total warrants and options outstanding, 205,000 are exercisable at $2.00 per share, 163,400 are exercisable at $2.75 per share, 1,250 are exercisable at $3.52 per share, 80,000 are exercisable at $3.63 per share, 15,000 are exercisable at $3.69 per share, 105,000 are exercisable at $4.25 per share, 50,000 are exercisable at $4.31 per share, 56,000 are exercisable at $4.38 per share, 20,000 are exercisable at $4.44 per share, 17,500 are exercisable at $4.56 per share, 90,000 are exercisable at $4.63 per share, 61,000 are exercisable at $4.75 per share, and 15,000 are exercisable at $5.13 per share. These options and warrants enable the holder to profit from a rise in the market value of the Common Stock with potential dilution to the existing holders of Common Stock. The existence of these warrants and options, representing an overhanging obligation to sell additional Common Stock at prices that may be below the then current market price of the Common Stock, could inhibit the ability of the Company to obtain new equity because of reluctance by potential equity holders to absorb potential dilution to the value of their shares.

                                   USE OF PROCEEDS

     Since this Prospectus relates to the offering of shares by the Selling Shareholder, the Company will not receive any of the proceeds from the sale of the Shares offered hereby.

                                 SELLING SHAREHOLDER

     The following table sets forth (a) the name, address and the nature of any position, office or other material relationship with the Company within the past three years of the Selling Shareholder and (b) the number of shares of Common Stock owned by the Selling Shareholder, the number of shares of Common Stock being offered for sale by the Selling Shareholder and the number of shares of Common Stock to be owned by the Selling Shareholder after the offering of the Shares, assuming the sale of all Shares offered by the Selling Shareholder:


                       Beneficial                           Beneficial
                        Ownership             Number of   Ownership After
                     Before Offering           Shares      Offering (a)
Name and Address        (Number)        %      Offered       (Number)        %
--------------------------------------------------------------------------------

James A. McAuley (b)     268,453       2.1%     50,000        218,453       1.7%
P.O. Box 2976
Lubbock, Texas 79408
--------------------


(a)    Assumes the sale of all shares offered hereby by the Selling Shareholder.
(b)    James A. McAuley was a director of the Company from February 1987 to July
       1996

                                 PLAN OF DISTRIBUTION

       The Shares offered hereby on behalf of the Selling Shareholder are to be sold from time to time by means of (i) ordinary brokers' transactions, (ii) block transactions in accordance with the rules of the American Stock Exchange, or (iii) a combination of any such methods of sale in each case at market prices. The shares offered hereby were acquired by exercise of a warrant held by the Selling Shareholder. Everen Securities advanced the $100,000 necessary to exercise the warrant, and the Selling Shareholder intends to sell a sufficient number of shares through the selling efforts of Everen Securities to repay the funds advanced. In connection therewith, distributors' or sellers' commissions may be paid or allowed which will not exceed those customary in the types of transactions involved. The Company has agreed to pay the ordinary and customary fees and commissions of Everen Securities applicable to up to $100,000 of gross sales proceeds for sales of the Shares occurring within 20 days after the date of this Prospectus. Commissions may also be received from purchasers for whom brokers or dealers act as agents.

                                    LEGAL MATTERS

       The legality of the Shares offered hereby is being passed upon by Jones & Keller, P.C., Denver, Colorado.

                                       EXPERTS

       The financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended September 30, 1996, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                       PART II

                    INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
------------------------------------------------

       Tipperary Corporation (the "Company") hereby incorporates by reference into this registration statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

       1. the Company's Annual Report on Form 10-K for the Fiscal Year Ended September 30, 1996;

       2. the Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1996, March 31, 1997 and June 30, 1997;

       3. the description of the Common Stock, par value $.02 per share, of the Company (the "Common Stock") set forth in the Registration Statement on Form 8-A dated April 1, 1992 and declared effective by the Commission on April 15, 1992, including any amendment or report filed for the purpose of updating such description.

       4.   Current Report on Form 8-K dated May 20, 1997.

       5. all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

       6. The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents, and any or all other documents required to be delivered to employees of the Corporation pursuant to Rule 428(b) under the Securities Act. Written requests or requests by telephone for such copies, or additional information about the Plan and its administrator, should be directed to David L. Bradshaw, Tipperary Corporation, 633 Seventeenth Street, Suite 1550, Denver, Colorado 80202, (303) 293-9379.

Item 4.  Description of Securities.
----------------------------------

       Not applicable.

Item 5.  Interests of Named Experts and Counsel.
-----------------------------------------------

       Not applicable.

Item 6.  Indemnification of Directors and Officers.
--------------------------------------------------

       Article 2.02-1 of the Texas Business Corporation Act, as amended, enables a corporation to indemnify a person against judgments, penalties, fines, settlements and reasonable expenses actually incurred by reason of the fact that such person was a director, officer, employee or agent of the corporation upon proper approval of said indemnification by the corporation. A corporation may only indemnify a person if it is determined that said person (1) conducted himself in good faith; (2) reasonably believed that his conduct, while in his official capacity, was in the corporation's best interest and, in all other cases, that his conduct was at least not opposed to the corporation's best interests; (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Furthermore, indemnification is limited to reasonable expenses actually incurred when a person is found liable on the basis that personal benefit was improperly received by him; and when a person is found liable for willful or intentional conduct, then no indemnification of any kind may be made by the corporation. Texas law requires a corporation to indemnify a director or officer against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

       Article 3(B)(14) of the Company's Articles of Incorporation allows the Company to provide for indemnification of directors and officers through its bylaws. Article 17 of the Bylaws of the Company provides that it shall indemnify any director or officer or former director or officer who was, is, or is threatened to be made a named defendant or respondent in a proceeding because such person is or was associated with the Company as long as that person has (1) conducted himself in good faith and (2) reasonably believed (I) in the case of conduct in his official capacity as a person associated with the Company, that his conduct was in the best interests of the Company and (ii) in all other cases, that his conduct was at least not opposed to the best interests of the Company, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification provided by the Bylaws covers judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding; however, if a person is found liable to the Company or is found liable on the basis that a personal benefit was improperly received by such person, the indemnification: (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding; and
(2) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company. Indemnification is mandatory concerning reasonable expenses incurred by the parties if the party has been wholly successful on the merits or otherwise in the defense of the proceeding. Determination of a proceeding by judgment, order, settlement or conviction or a plea of nolo contendere or its equivalent is not of itself determinative that a person does not meet the requirements for indemnification.

       Article Five of the Company's Restated Articles of Incorporation limits the liability of directors to the Corporation or members for monetary damages for an act or omission in the directors' capacity as a director, except liability is not limited for: (1) a breach of a director's duty of loyalty to the corporation or its shareholders or members; (2) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (3) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; (4) an act or omission for which the liability of a director is expressly provided for by statute; or (5) an act related to an unlawful stock repurchase or payment of a dividend.

Item 7.  Exemption from Registration Claimed.
--------------------------------------------

       Not applicable.

Item 8.  Exhibits.
-----------------

       The following documents are filed as a part of this registration statement. Where such filing is made by incorporation by reference to a previously filed report, such report is identified. See the Index to Exhibits included with the exhibits filed as a part of this report.


Exhibit          Description
-------          -----------

5                Opinion of Jones & Keller, P.C.

23               Consent of Price Waterhouse LLP.

23.1 Consent of Jones & Keller, P.C. (included in their opinion filed as Exhibit 5).

24               Power of Attorney (see signature page of this Registration
                 Statement).


Item 9.  Undertakings.
---------------------

       A.   The undersigned Registrant hereby undertakes:

            (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (2) that, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and


            (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City and County of Denver, State of Colorado, on November 19, 1997.

                                TIPPERARY CORPORATION

                                By /s/ David L. Bradshaw
                                   --------------------------------------------
                                   David L. Bradshaw, Chief Executive Officer

       Each individual whose signature appears below hereby designates and appoints David L. Bradshaw as such person's true and lawful attorney-in-fact and agent (the "Attorney-in-Fact") with full power of substitution and resubstitution, for each person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, which amendments may make such changes in this registration statement as the Attorney-in-Fact deems appropriate and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


Signature                  Title                         Date

/s/ David L. Bradshaw      President, Chief Executive    November 19, 1997
---------------------      Officer and Chairman of the
David L. Bradshaw          Board of Directors

/s/ Paul C. Slevin         Chief Financial Officer       November 19, 1997
---------------------
Paul C. Slevin

/s/ Wayne W. Kahmeyer      Controller and Principal      November 19, 1997
---------------------      Accounting Officer
Wayne W. Kahmeyer

/s/ Kenneth L. Ancell      Director                      November 19, 1997
---------------------
Kenneth L. Ancell

/s/ Eugene I. Davis        Director                      November 19, 1997
---------------------
Eugene I. Davis

/s/ Douglas Kramer         Director                      November 19, 1997
---------------------
Douglas Kramer

                           Director
---------------------
Marshall D. Lees


                                  INDEX TO EXHIBITS

Exhibit
Number      Description
-------          -----------

5                Opinion and Consent of Jones & Keller, P.C.
                 regarding legality of securities

23               Consent of Price Waterhouse LLP

24               Power of Attorney (see signature page of this Registration
                 Statement)
